EXHIBIT 23

Consent of Independent Registered Public Accounting Firm


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-61516) of The Robert Mondavi Corporation of our report dated August 20, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
San Francisco, California
September 10, 2004



                       The Robert Mondavi Corporation 43